UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

KEMET Corporation

(Exact name of registrant as specified in charter)

Delaware	001-15491	57-0923789
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On September 21, 2012, KEMET Corporation (the “Company”) concluded that a non-cash charge of approximately $4.4 million will be recognized in the quarter ending September 30, 2012 related to the impairment of two of its manufacturing facilities in Italy.  As part of its restructuring efforts in Italy, the Company commenced construction of a new manufacturing facility in Pontecchio, Italy, in fiscal year 2012.  This new facility will allow for the closure of two of its existing manufacturing locations and the consolidation of multiple manufacturing operations located in Italy.  In connection with a pending transaction involving the Company’s manufacturing facility in Monghidoro, Italy, the Company requested an appraisal of the property.  In addition, in anticipation of listing the Vergato, Italy property for sale, the Company requested an appraisal of the property.  The appraisals indicated that the current net book values of the two manufacturing facilities exceeded their respective fair market values and the Company concluded that an impairment existed.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2012	KEMET Corporation

	By:	/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer